Exhibit 99.1

Smart for Life Announces Q1 2023 Financial Results and Provides Business Update

Miami, FL – May 22, 2023 – Globe Newswire – Smart for Life, Inc. (Nasdaq: SMFL) (“Smart for Life” or the “Company”), a high growth global leader in the Health & Wellness sector marketing and manufacturing nutritional foods and supplements worldwide, today provided a business update and reported financial results for the three months ended March 31, 2023.

“We continue to leverage our buy-and-build M&A strategy that is focused on both vertical and horizontal integration, as well as focusing on our manufacturing capabilities and developing proprietary products as part of our organic growth initiatives,” stated Darren Minton, Smart for Life’s Chief Executive Officer. “Towards that end, we recently announced that we have launched an innovative line of proprietary and healthy high protein ice cream bars, representing a completely new functional food product category for Smart for Life. We also launched a line of Greens First Children’s Chewable Multivitamins which represents a new product offering for the Greens Frist brand. Although our revenues decreased in Q1 2023, due to cash constraints and fulfillment delays, we are confident that as we execute on the growing sales pipeline and purchase orders, our sales should rapidly increase. Also, despite these delays, we have significantly reduced our losses and improved our cash flow. As a result, we believe we are well positioned for significant organic growth and improved profitability in 2023.”

Mr. Minton continued, “We are on track to close the eCommerce nutraceuticals company acquisition in the second quarter. The target is currently generating estimated revenue in excess of $10 million and over $2 million of EBITDA for the trailing twelve months. We expect to realize an economic benefit of this acquisition when we migrate the target’s contract manufacturing to our Bonne Santé Natural Manufacturing facility in Miami. Currently, the target’s contract manufacturing expenditures are in excess of $5 million annually, which we project would make our Bonne Santé Natural Manufacturing facility immediately profitable.”

“The nutraceutical industry is highly fragmented, is experiencing significant growth and is expected to reach $720 billion in size by 2027,” stated A.J. Cervantes, Jr. Chairman of Smart for Life. “Our acquisition pipeline is robust, and subject to obtaining necessary financing, our goal is to be at a minimum of $100 million in annualized revenues in the next twelve months based on anticipated acquisitions and organic growth. We are currently engaged in negotiation with four prospective transactions in various stages, representing the potential for approximately $75 million in additional revenue. Our objective is to achieve $300 million in revenues by the fourth quarter of 2026, subject to obtaining necessary financing to complete targeted acquisitions.”

Alan Bergman, Smart for Life’s Chief Financial Officer, said, “We continue to carefully manage expenses and reduced general and administrative expenses by $626,648, or 36.39% to $1.1 million for Q1 2023, compared to Q1 2022. We also strengthened our balance sheet recently by raising $900,000 in equity financing. As we seek to execute on our “Buy and Build” strategy by acquiring cash flow positive companies at attractive multiples, we believe we are well positioned to achieve strong revenue growth and drive value for our shareholders.”

Financial Results

Revenue was $2.4 million for the three months ended March 31, 2023, compared to $4.5 million for the three months ended March 31, 2022. The decrease in revenue was primarily due to a delay in financing, which led to a temporary delay in production. Gross profit was approximately $827 thousand for the three months ended March 31, 2023, compared to $1.5 million for the same period last year. Net loss was $4.3 million for the three months ended March 31, 2023, as compared to $16.6 million for the three months ended March 31, 2022.

EBITDA and Adjusted EBITDA

The Company reported an Adjusted EBITDA loss of $1.9 million in Q1 2023, as compared to Adjusted EBITDA loss of $1.8 million in Q1 2022. The Company defines EBITDA as earnings before interest, taxes and depreciation and amortization. The Company defines Adjusted EBITDA as earnings before related party consulting fees, stock-based compensation, stock issued for services, bad debt expense, IPO related expenses, and gain on debt extinguishment. Both EBITDA and Adjusted EBITDA are not measures of performance calculated in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”), and should not be considered in isolation of, or as a substitute for, earnings as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. The Company believes the presentation of EBITDA and Adjusted EBITDA is relevant and useful by enhancing the readers’ ability to understand the Company’s operating performance. The Company’s management utilizes EBITDA and Adjusted EBITDA as means to measure performance. The Company’s measurements of EBITDA and Adjusted EBITDA may not be comparable to similar titled measures reported by other companies. The table below reconciles EBITDA and Adjusted EBITDA, both non-GAAP measures, to GAAP numbers for net loss for the three months ended March 31, 2023 and 2022.

	3 Months ended March 31,
	2023	2022

Net loss	(4,284,315)	(16,574,477)
Interest expense	1,544,862	12,757,479
Taxes	-	-
Depreciation and amortization	691,210	423,010
EBITDA	(2,048,243)	(3,393,988)
Related party consulting fees	27,547	-
Stock based compensation	52,473	822,626
Stock issued for services	-	-
IPO related expenses	-	702,394
Bad debt expense	92,580	57,581
Gain on debt extinguishment		-

ADJUSTED EBITDA	(1,875,643)	(1,811,387)

Forward Guidance

In December 2022, the Company completed a restructuring and recapitalization as disclosed in its previous SEC filings and announcements. As a result of these actions, the Company was able to secure additional equity funding in the second quarter of 2023, which has already begun to positively impact the Company’s operations. In turn, the Company anticipates the additional working capital derived from such funding may have a material impact on revenue in the third and fourth quarters of 2023. Given the high fixed cost nature of the business, the Company anticipates that, if it continues to grow revenue as expected, both organically and through acquisitions, it can begin to generate positive cash flow with incremental operating margins.

About Smart for Life, Inc.

Smart for Life, Inc. (Nasdaq: SMFL) is engaged in the development, marketing, manufacturing, acquisition, operation and sale of a broad spectrum of nutritional and related products with an emphasis on health and wellness. Structured as a publicly held global holding company, the Company is executing a Buy-and-Build strategy with serial accretive acquisitions creating a vertically integrated company with an objective of aggregating companies generating a minimum of $300 million in revenues by the fourth quarter of 2026. To drive growth and earnings, Smart for Life is developing proprietary products as well as acquiring other profitable companies, encompassing brands, manufacturing and distribution channels. The Company currently operates five subsidiaries including Doctors Scientific Organica, Nexus Offers, Bonne Santé Natural Manufacturing, GSP Nutrition and Ceautamed Worldwide. For more information about Smart for Life, please visit: www.smartforlifecorp.com.

The company’s previously issued letter to shareholders is available at:

www.smartforlifecorp.com/2023/01/12/smart-for-life-ceo-issues-year-end-letter-to-shareholders/.

The Company recently released a video report from A.J. Cervantes, Jr., the Company’s Chairman. That report can be accessed here: https://smartforlifecorp.com/2023/04/02/chairmans-video-report/.

Forward-Looking Statements

This press release may contain information about our views of future expectations, plans and prospects that constitute forward-looking statements. All forward-looking statements are based on management’s beliefs, assumptions and expectations of Smart for Life’s future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact. Although Smart for Life believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Smart for Life does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. No assurances can be made that Smart for Life will successfully acquire its acquisition targets. Forward-looking statements are subject to a number of factors, risks and uncertainties, some of which are not currently known to us, that may cause Smart for Life’s actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position. Actual results may differ materially from the expectations discussed in forward-looking statements. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory changes, changes in local or national economic conditions and other risks set forth in “Risk Factors” included in our filings with the Securities and Exchange Commission.

Disclaimer

The information provided in this press release is intended for general knowledge only and is not a substitute for professional medical advice or treatment for specific medical conditions. Always seek the advice of your physician or other qualified health care provider with any questions you may have regarding a medical condition. This information is not intended to diagnose, treat, cure or prevent any disease.

Investor Relations Contact

Crescendo Communications, LLC

Tel: (212) 671-1021

SMFL@crescendo-ir.com

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